Exhibit 10.23

LOAN EXTENSION AGREEMENT

This LOAN EXTENSION AGREEMENT is made the 1st day of April 2025 BETWEEN:

(1)	LIM ALFRED (NRIC No. S0028833J) of 10 Marlene Avenue, Singapore 556622 (hereinafter referred to as the “Creditor”); and

(2)	EUDA HEALTH HOLDINGS LIMITED, a company incorporated in the British Virgin Islands and having its registered office at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Island (the “Debtor”).

WHEREAS:

(A)	By a Loan Agreement dated 2nd February 2023 between the Creditor and the Debtor, the Creditor lent to the Debtor a sum of USD128,750.00 which the sum along with interest of 8% p.a. was to be repaid by 31st March 2023. On 31st March 2023, the Creditor and Debtor entered into a Supplemental Agreement to extend the repayment date to 31st December 2023. A second Supplemental Agreement was signed on 16th April 2024, further extending the maturity date to 30th June 2024. On 30th June 2024, the Creditor and the Debtor entered in to a third Supplemental Agreement, moving the maturity date to 31st December 2024. The Debtor failed to pay the said sum of USD128,750.00 and its interest;

(B)	By a loan agreement dated 9th December 2024 between the Creditor and the Debtor, the Creditor lent to the Debtor a sum of SGD50,000.00 which the sum along with interest of 8% p.a. was to be repaid by 31st March 2025. The Debtor failed to pay the said sum of SGD50,000.00 and its interest; and

(C)	By virtue of the aforesaid matters, the Creditor has a total claim (hereinafter referred to as the “Claim”) against the Debor for USD151,014.93 and SGD51,238.36 (including interest).

NOW IT IS AGREED as follows:

1.	In consideration of the Creditor forbearing for the time being to taking legal action against the Debtor in respect of the Claim, the Debtor hereby agrees to pay to the Creditor the sums of USD151,014.93 and SGD51,238.36 by 31st December 2025.

2.	The Debtor shall pay interest at 8% p.a. from the date of this agreement until full payment of the amounts in clause 1 herein. Such interest shall be paid to the Creditor by 31st December 2025.

3.	Time shall be of the essence.

4.	This Agreement supersedes any previous agreement made between the parties in relation to the matters with which it deals and represents the entire understanding between the parties in relation to those matters.

IN WITNESS whereof the parties have hereunto set their hands to this Loan Extension Agreement.

SIGNED by LIM ALFRED	)
in the presence of :	)

SIGNED by LIM ALFRED	)
for and on behalf of	)
EUDA HEALTH HOLDINGS LIMITED	)
in the presence of :	)